                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        THE YANKEE CANDLE COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

                                NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                        THE YANKEE CANDLE COMPANY, INC.
                               102 CHRISTIAN LANE
                          WHATELY, MASSACHUSETTS 01093

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, will be held on Wednesday, June 13, 2001, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Route 5), Deerfield, Massachusetts (adjacent to the South Deerfield flagship store), to consider and act upon the following matters:

          1. To elect Class II directors for the ensuing three years;

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 29, 2001; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 19, 2001 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof.

     We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience.

     All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,

                                             ROBERT R. SPELLMAN
                                             Clerk

Whately, Massachusetts
April 27, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                        THE YANKEE CANDLE COMPANY, INC.
                               102 CHRISTIAN LANE
                          WHATELY, MASSACHUSETTS 01093

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2001

                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 13, 2001, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Route 5), Deerfield, Massachusetts (adjacent to the South Deerfield flagship store), and at any adjournment or adjournments thereof.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 30, 2000 ("Fiscal 2000") is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 27, 2001.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, THE YANKEE CANDLE COMPANY, INC., 102 CHRISTIAN LANE, WHATELY, MASSACHUSETTS 01093. COPIES ARE ALSO AVAILABLE ON THE INTERNET AT BOTH THE COMPANY'S WEB SITE (WWW.YANKEECANDLE.COM) AND THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION'S EDGAR DATABASE WEB SITE (WWW.SEC.GOV).

QUORUM AND VOTE REQUIREMENT

     Stockholders of record at the close of business on April 19, 2001 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 54,513,961 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding, constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The ratification of the selection of independent auditors requires the affirmative vote of the holders of shares representing a majority of votes cast on the matter.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the directors and the ratification of the selection of independent auditors).

                               STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, unless indicated otherwise, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock; (ii) each of the Company's current directors; (iii) each of the Company's Named Executive Officers (as defined below under "Compensation of Executive Officers"); and (iv) all current executive officers and directors as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before April 1, 2001 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. Any shares which a person or entity has the right to acquire on or before April 1, 2001 are deemed to be outstanding for purposes of computing the percentage of outstanding shares of Common Stock held by that person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                              SHARE OF      PERCENTAGE OF
                                                            COMMON STOCK     OUTSTANDING
                                                            BENEFICIALLY       COMMON
NAME OF BENEFICIAL OWNER                                       OWNED          STOCK(9)
------------------------                                    ------------    -------------
5% STOCKHOLDERS:
Forstmann Little & Co. Equity Partnership-V, L.P.(1)......   20,745,742         38.06%
Forstmann Little & Co. Subordinated Debt and Equity
  Management Buyout Partnership-VI, L.P.(1)...............   13,661,830         25.06%
Chieftain Capital Management, Inc.(2).....................    8,023,576         14.72%
Michael J. Kittredge(3)...................................    4,060,440          7.45%
OTHER CURRENT DIRECTORS:
Theodore J. Forstmann(1)..................................   34,407,572         63.12%
Sandra J. Horbach(1)......................................   34,407,572         63.12%
Jamie C. Nicholls(1)......................................            0             *
Michael S. Ovitz(4).......................................      102,944             *
Ronald L. Sargent(5)......................................       54,357             *
Emily Woods(6)............................................       32,572             *
Craig W. Rydin............................................            0             *
OTHER NAMED EXECUTIVE OFFICERS:
Gail M. Flood(7)..........................................      315,816             *
Robert R. Spellman........................................      451,234             *
Stephen T. Williams.......................................      180,556             *
All Current Directors and Executive Officers as a Group
  (12 persons)(8).........................................   39,526,741         72.51%

---------------
 *  Less than 1%.

(1) The general partner of Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership ("Equity-V"), is FLC XXX Partnership, L.P., a New York limited partnership ("FLC XXX Partnership") of which Mr. Theodore
    J. Forstmann, Ms. Sandra J. Horbach, Messrs. Thomas H. Lister, Winston W. Hutchins and Erskine B. Bowles (through Tywana LLC, a North Carolina limited liability company having its principal business office at 2012 North Tryon Street, Suite 2450, Charlotte, NC 28202) are general partners. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., a Delaware limited partnership ("MBO-VI"), is FLC XXIX Partnership, L.P., a New York limited partnership of which Mr. Theodore J. Forstmann, Ms. Sandra J. Horbach, Messrs. Thomas H. Lister, Winston W. Hutchins and Erskine B. Bowles (individually and through Tywana
    LLC), and Ms. Jamie C. Nicholls are general partners. Accordingly, each of the individuals named above, other than Mr. Lister and Ms. Nicholls, with respect to MBO-VI, and Mr. Bowles with respect to Equity-V and MBO-VI, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VI and Equity-V and, for purposes of this table, beneficial ownership is included. Mr. Lister and Ms. Nicholls, with respect to

    MBO-VI, and Mr. Bowles with respect to Equity-V and MBO-VI, do not have any voting or investment power with respect to, or any economic interest in, the shares of common stock held by MBO-VI or Equity-V; and, accordingly, Mr. Lister, Mr. Bowles and Ms. Nicholls are not deemed to be the beneficial owners of these shares. FLC XXX Partnership is a limited partner of Equity-V. None of the other limited partners in each of MBO-VI and Equity-V is otherwise affiliated with the Company, or Forstmann Little & Co. The address of Equity-V and MBO-VI is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. The address for Mr. Theodore J. Forstmann, Ms. Sandra J. Horbach, Messrs. Thomas H. Lister, Winston W. Hutchins and Erskine B. Bowles, and Ms. Jamie C. Nicholls is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

(2) The information is based solely on a Schedule 13G, dated February 14, 2001, filed with the SEC by Chieftain Capital Management, Inc. ("Chieftain"). Chieftain has investment discretion with respect to the shares of common stock listed. Chieftain's clients are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients have the sole right to receive dividends from, and the proceeds from the sale of, such securities. No such client has an interest that relates to more than 5% of the class. The address of Chieftain is 12 East 49th Street, New York, NY 10017.

(3) Includes 600 shares owned in trust for the benefit of Mr. Kittredge's minor son. Mr. Kittredge's address is c/o The Yankee Candle Company, Inc., 102 Christian Lane, Whately, Massachusetts 01093.

(4) Includes 24,194 shares subject to options. In addition, although not a general partner of Equity-V, Mr. Ovitz may be deemed a beneficial owner of 78,750 shares owned by Equity-V, and, for purposes of this table, beneficial ownership of such shares is included.

(5) Includes 48,857 shares subject to options.

(6) Represents 32,572 shares subject to options.

(7) Does not include 157,908 shares beneficially owned by Mr. Harry Flood, Ms. Gail Flood's husband.

(8) Includes 105,623 shares subject to options.

(9) There were 54,513,961 shares of Common Stock outstanding on January 31,
    2001.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. At this Annual Meeting, the Company will be electing Class II directors.

     Currently there are three Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 28, 2002 ("Fiscal 2002"), two Class II directors, whose terms expire at this Annual Meeting of Stockholders, and three Class III directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending December 29, 2001 ("Fiscal 2001") (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors. Each of the Forstmann Little Partnerships (Equity V and MBO-VI) has a contractual right, for so long as it owns any shares of the Company's Common Stock, to designate a nominee for election to the Board of Directors, and the Company is obligated to solicit proxies in favor of such nominee and to use reasonable efforts to cause such person to be elected as a director.

     In addition to the current Class II directors, Nicholas C. Forstmann served as a Class II director during 2000 and until his death in February 2001. Michael
D. Parry served as a Class III director during 2000 and until his resignation in March 2001. Craig W. Rydin was elected as a Class III director by the Board of Directors in April 2001 to fill the vacancy created by Mr. Parry's resignation.

     The persons named in the enclosed proxy will vote to elect Michael J. Kittredge and Ronald L. Sargent as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Kittredge and Mr. Sargent are currently Class II directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

     The Board of Directors is currently considering potential candidates to fill the Class II director vacancy created by the death of Nicholas C. Forstmann. If the Board is able to identify a suitable candidate prior to the Annual Meeting, the Board currently intends to fill such vacancy by electing that person as a Class II director prior to the Annual Meeting, to hold office for a term expiring at the Annual Meeting (i.e., for the remainder of Mr. Forstmann's term), and then to present that person (the "eventual nominee") for election as a Class II director (along with Messrs. Kittredge and Sargent) by the stockholders at the Annual Meeting. Because the eventual nominee has not yet been identified, the Company is not able to provide any information about him or her in this Proxy Statement. Therefore, this Proxy Statement does not solicit proxies to vote in favor of the eventual nominee. Moreover, under the rules of the SEC, the persons named in the enclosed proxy may not use the discretionary authority granted by the proxy to vote for the eventual nominee. However, stockholders present at the Annual Meeting, including the Forstmann Little partnerships, may vote their shares for the election of the eventual nominee if they so choose.

     Set forth below are the names and certain information with respect to each director of the Company.

NOMINEES FOR CLASS II DIRECTORS

     MICHAEL J. KITTREDGE is the Chairman of the Board and the founder of the Company. He served as a director until April 1998 and was re-elected as a director of the Company in April 1999. Mr. Kittredge served as Chairman and Chief Executive Officer from July 1996 until November 1998 when he relinquished the position of Chief Executive Officer. Prior to July 1996, Mr. Kittredge served as Chairman, President, Treasurer and Clerk. He has been honored several times by the United States Small Business Administration (S.B.A.), once in 1985 as the winner of the "Entrepreneurial Success Award," and again in 1986 as the "Businessman of the Year" for Massachusetts and the New England region. In 1996, Mr. Kittredge received USA Today's and Ernst & Young's Retail Entrepreneur of the Year Award. Mr. Kittredge is 49 years old.

     RONALD L. SARGENT has been a director of the Company since May 1999. Mr. Sargent has served as President and Chief Operating Officer of Staples, Inc., an office products company, since November 1998. Prior to that time, he served in various capacities since joining Staples in March 1989, including
President -- North American Operations from October 1997 to November 1998, President -- Staples Contract & Commercial from June 1994 to October 1997, and Vice President -- Staples Direct and Executive Vice President -- Contract & Commercial from September 1991 until June 1994. Mr. Sargent also serves as a director of Staples, Inc. Mr. Sargent is 45 years old.

CLASS I DIRECTORS

     THEODORE J. FORSTMANN has been a director of the Company since April 1999. Mr. Forstmann has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since he co-founded Forstmann Little & Co. in 1978. He also serves as a director of McLeodUSA Incorporated and of Community Health Systems, Inc. Mr. Forstmann is 61 years old.

     MICHAEL S. OVITZ has been a director of the Company since April 1999. He is an independent businessman and investor, and has been active in this capacity since December 1996. In August 1998, Mr. Ovitz co-founded Artists Management Group, a management/production/multi-media company in which he continues to serve as a Principal. From October 1995 to December 1996, Mr. Ovitz was President of The Walt Disney Company. From 1975 to 1995, Mr. Ovitz served as chairman of Creative Artists Agency, which he co-founded. He also serves as a director of Loudcloud, Inc. Mr. Ovitz is 54 years old.

     JAMIE C. NICHOLLS has been a director of the Company since June 2000. Ms. Nicholls has been a general partner since January 2000 of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co. Ms. Nicholls joined Forstmann Little & Co. as an associate in 1995. Prior to joining Forstmann Little & Co., she was an associate in Goldman, Sachs & Co.'s principal investment area from 1993 to 1995. Ms. Nicholls is 34 years old.

CLASS III DIRECTORS

     SANDRA J. HORBACH has been a director of the Company since May 1998. She has been a general partner of FLC XXIX Partnership, L.P. since 1993. She also serves as a director of XO Communications, Inc., Metiom, Inc. and Community Health Systems, Inc. Ms. Horbach is 40 years old.

     EMILY WOODS has been a director of the Company since April 1999. She is the Chairman and co-founder of J. Crew Group, Inc., an apparel company, where she has been employed since 1983. Ms. Woods is 40 years old.

     CRAIG W. RYDIN has been a director of the Company since April 2001. Mr. Rydin joined the Company in April 2001 and serves as the President and Chief Executive Officer. Prior to joining the Company, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he had held since 1998. From 1996 to 1998 Mr. Rydin served as the President of the Godiva Chocolatier division of Campbell. Prior to Godiva, Mr. Rydin had held a number of senior management positions at Pepperidge Farm, Inc. where he had been employed since 1978. Mr. Rydin is 49 years old.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during Fiscal 2000. During Fiscal 2000, each of the Company's directors attended 75% or more of the aggregate number of Board meetings held while he or she served as a director and of the committees of the Board on which he or she served.

     In Fiscal 2000 Mr. Ronald L. Sargent and Ms. Emily Woods served as the members of the Audit Committee of the Board of Directors. Each has served on the Audit Committee since 1999. The Audit Committee has the authority to review the Company's internal accounting policies and procedures, review the Company's financial statements, to consult with the Company's independent accountants and to perform such other functions as may from time to time be delegated to it by the Board of Directors. The Audit Committee met three times during Fiscal 2000. The Company intends to add a third independent director to the Audit Committee by June 14, 2001, the date by which companies listed on the New York Stock Exchange must have three independent directors on their Audit Committees, and the Board of Directors is currently considering potential candidates.

     In Fiscal 2000 Messrs. Theodore J. Forstmann and Nicholas C. Forstmann and Ms. Sandra J. Horbach served as members of the Compensation Committee of the Board of Directors. Each served on the Compensation Committee since April 1999. The Compensation Committee has the authority to take all actions necessary or desirable to administer the Company's employee benefit plans, including selecting participants, granting options, construing and interpreting the terms of such plans and establishing from time to time, such regulations, provisions, procedures and conditions regarding options and awards under such plans as may be advisable, to determine the cash compensation of the Company's executive officers and to perform such other functions as may from time to time be delegated to it by the Board of Directors. The Compensation Committee met three times during Fiscal 2000.

     The Company does not have a standing nominating committee or a committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of the members of the Compensation Committee are general partners in partnerships affiliated with the Forstmann Little partnerships. None of the Compensation Committee members have been officers or employees of the Company or its subsidiaries. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers served as a member of the Board of Directors or Compensation Committee of the Company.

COMPENSATION OF DIRECTORS

     Directors who are neither executive officers of the Company nor general partners in the Forstmann Little partnerships have been granted options to purchase Common Stock in connection with their election to the Board of Directors of Yankee Candle Holdings or the Company. Mr. Michael S. Ovitz and Ms. Emily Woods each received options to purchase 48,857 shares of the Company's Common Stock at $4.25 per share in 1998. These options vest ratably over a three-year period. Mr. Ronald L. Sargent received an option to purchase 48,857 shares of Common Stock at $18.00 per share in 1999. This option to purchase shares is immediately exercisable.

     Directors do not receive any fees for serving on the Company's Board, but are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and committees.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered to the Company for Fiscal 2000, the fiscal year ended January 1, 2000 ("Fiscal 1999") and the fiscal year ended December 31, 1998 ("Fiscal 1998"), of the Company's Chief Executive Officer at the end of Fiscal 2000 and the four other most highly paid executive officers during Fiscal 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION(1)
NAME AND                                  FISCAL    -----------------------       ALL OTHER
PRINCIPAL POSITION                         YEAR       SALARY        BONUS      COMPENSATION(2)
------------------                        ------    ----------    ---------    ---------------
Michael J. Kittredge(3).................   2000      $342,000      $    --       $      526
  Chairman of the Board                    1999       342,000           --           20,526
                                           1998       342,000           --           21,016

Michael D. Parry(4).....................   2000       268,942            0              405
  President and Chief                      1999       230,000       80,500           20,324
  Executive Officer                        1998       216,539       76,502        9,454,544

Robert R. Spellman(5)...................   2000      $268,942      $     0       $      621
  Senior Vice President of                 1999       230,000       80,500           20,497
  Finance and Chief                        1998        30,962       11,500          575,173
  Financial Officer

Gail M. Flood...........................   2000       200,000            0              180
  Senior Vice President of                 1999       174,519       61,250           20,150
  Retail Operations                        1998       149,616       58,628        9,454,094

Stephen T. Williams.....................   2000       200,000            0              414
  Senior Vice President of                 1999       174,327       61,250           20,225
  Wholesale Operations                     1998       139,616       55,000        9,454,275

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each fiscal year shown.

(2) Fiscal 2000 amounts consist of premiums paid for life insurance. Fiscal 1999 amounts consist of a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan and premiums paid for life insurance in the amounts of $526, $324, $497, $225 and $150 for Messrs. Kittredge, Parry, Spellman and Williams and Ms. Flood, respectively. Fiscal 1998 amounts consist of (i) a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan for each of Messrs. Kittredge, Parry and Williams and Ms. Flood; (ii) a special bonus of $9,433,962 paid in connection with the 1998 recapitalization for each of Messrs. Parry and Williams and Ms. Flood; (iii) premiums paid for life insurance in the amounts of $1,016, $582, $313 and $132 for Messrs. Kittredge, Parry and Williams and

    Ms. Flood, respectively; and (iv) premiums of $173 paid for life insurance, a one-time signing bonus of $500,000 and a one-time payment of $75,000 paid in connection with a bonus forfeited by Mr. Spellman upon separation from his prior employment.

(3) Mr. Kittredge served as the Company's Chief Executive Officer until November 1998.

(4) Mr. Parry resigned as President and Chief Executive Officer of the Company in March 2001. Following Mr. Parry's resignation, Craig W. Rydin was elected by the Board as President and Chief Executive Officer of the Company.

(5) Mr. Spellman became an employee of the Company in November 1998. The information provided for Fiscal 1998 reflects the portion of Mr. Spellman's annual base salary and annual bonus that he actually earned in 1998.

     Option Grants Table. There were no grants of options to purchase the Company's Common Stock made to the Named Executive Officers during Fiscal 2000.

     Aggregated Option Exercises and Fiscal Year-End Option Value Table. None of the Named Executive Officers own options to purchase the Company's Common Stock.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On October 22, 1998, the Company entered into an employment agreement with Mr. Spellman. The agreement provides that Mr. Spellman shall (i) serve as Senior Vice President and Chief Financial Officer, (ii) receive a base salary of $230,000 per year, (iii) be eligible to receive a target bonus equal to 35% of base salary under the executive bonus plan, (iv) have the right to purchase 544,614 shares of Common Stock, and (v) receive a one-time signing bonus of $500,000, which he would have had to repay if he left voluntarily or was terminated for cause prior to May 9, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee was established in 1999 in connection with the Company's transition from a privately-held company to a company with publicly traded Common Stock. In Fiscal 2000 the Committee was composed of three (3) non-employee directors:
Theodore J. Forstmann, Nicholas C. Forstmann and Sandra J. Horbach.

     The Committee is responsible for developing, implementing and administering the Company's compensation policies. These responsibilities include, among other things, determination of the cash compensation paid to the Company's executive officers, the establishment and administration of the Company's bonus programs and the granting of stock options or awards pursuant to the Company's employee benefit plans. All decisions of the Committee relating to the compensation of executive officers are reviewed by the Board of Directors.

     The objectives of the Company's compensation policies, and the goals of the Board of Directors and the Committee in administering the same, are (i) to provide a level of compensation that will allow the Company to attract, retain and reward talented executives who have the ability to contribute to the success of the Company, (ii) to link executive compensation to the success of the Company through the use of bonus payments based in whole or in part upon the Company's performance (or that of a particular business unit), (iii) to align the interests of the executives with those of the Company's stockholders through equity participation, including the use of stock awards or option grants, thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of the Company's stockholders, and (iv) to motivate and reward high levels of performance or achievement. While no stock awards or option grants were made to the Named Executive Officers in 2000, each of the Company's Named Executive Officers holds a significant equity interest in the Company. The Company anticipates that stock awards or option grants may be issued to Named Executive Officers in the future as part of its executive compensation program.

     Base Salary. Determinations as to appropriate base salaries are largely subjective, and do not depend upon the application of a particular formula or the use of designated benchmarks. In establishing base salaries for the Company's executive officers in 2000, the Committee considered numerous factors, including its subjective assessment of the executive's performance, the nature of the executive's responsibilities, the executive's contributions and importance to the Company, the executive's historical compensation and the nature and extent of the executive's other forms of compensation. The Company anticipates that future determinations of base salary made by the Committee will be based upon similar factors. To the extent it deems it appropriate, the Committee may also consider the salaries of executives at other companies whose business and/or financial situation is similar to that of the Company, together with competitive conditions and the general economic conditions within the area and within the industry. The annual base salary of the Company's Chief Executive Officer, having been last adjusted by the Board of Directors in November of 1998, was increased from $230,000 to $268,962 in 2000.

     Bonuses. The Company has adopted a Key Management Incentive Plan (the "Bonus Plan") to reward certain members of management and other key individuals for their contributions to the Company's success and for the attainment of personal and/or team goals. Under the terms of the Bonus Plan, each participant is eligible to receive a target bonus amount equal to a specified percentage of the participant's base salary. Payment of bonus awards under the Bonus Plan is conditioned upon the achievement by the Company of pre-approved annual operating and financial objectives and/or the attainment by the participant of certain pre-approved individual or team objectives. In 2000, all potential bonus awards were tied to the achievement of the Company's operating and financial objectives and not to individual goals. The Bonus Plan also provides, under certain circumstances, for the payment of increased or reduced awards (i.e., above or below the established target amount) in the event the applicable objectives are surpassed or substantially (at least 90%) attained, respectively. The Company believes that bonus awards tied to the achievement of pre-approved Company and/or individual objectives provide its executives and management personnel with additional incentive for superior performance and also align the interests of such personnel with those of the Company's stockholders. The provisions of the Bonus Plan, including the establishment of the applicable annual performance objectives, are reviewed and approved by the Committee each year. The target bonus established for the Chief Executive Officer in 2000 was an amount equal to thirty-five (35%) percent of the base salary paid during said year. This target bonus percentage was unchanged from 1999. The Company did not achieve the operating and financial goals established for 2000 under the Bonus Plan and, therefore, neither the Company's Chief Executive Officer nor any other eligible recipient received any bonus awards for Fiscal 2000.

     Stock Options and Awards. The Company believes that stock options and awards provide an incentive for its executives to maximize stockholder value and, because the option grants typically vest over a period of several years, serve as an important means of retaining key personnel. In addition, stock option grants only serve to compensate the recipients to the extent that the Company's stockholders also benefit. Pursuant to the Company's Stock Option and Award Plan adopted by the Board of Directors in 1999, the Committee has the authority to grant stock options and awards as part of the compensation of key executives and management personnel and to determine the terms and conditions of such grants, including without limitation the vesting period and the exercise price of any option grants. The decision to grant stock options and awards is made subjectively by the Committee based largely upon many of the same factors considered in determining base salary. The Committee also considers factors such as the number of outstanding shares of the Company's Common Stock, the number of shares reserved for issuance under the Company's option plan, recommendations of the Company's executive officers with respect to non-executive officer associates and the Company's hiring and retention needs. No stock option grants or awards were made by the Company to its Named Executive Officers in 2000, although as noted above each Named Executive Officer holds a significant equity interest in the Company. The Company anticipates that stock awards or option grants may be issued to Named Executive Officers in the future as part of its executive compensation program.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's long term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. In general, stock options granted under the Company's Stock Option and Award Plan are intended to qualify under and comply with the "performance based compensation" exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company's compensation programs.

                                             COMPENSATION COMMITTEE OF THE BOARD
                                             OF DIRECTORS

                                             Theodore J. Forstmann
                                             Sandra J. Horbach

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors was composed in Fiscal 2000 of Ronald L. Sargent and Emily Woods. The Audit Committee acts under a written charter first adopted and approved in 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange. The Company intends to add a third independent director to the Audit Committee by June 14, 2001, the date by which companies listed on the New York Stock Exchange must have three independent directors on their Audit Committees, and the Board of Directors is currently considering potential candidates.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for Fiscal 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to below under "Ratification of Selection of Independent Auditors" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

                                             AUDIT COMMITTEE OF THE BOARD OF
                                             DIRECTORS

                                             Ronald L. Sargent
                                             Emily Woods

COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock between July 1, 1999 (the date the Company's Common Stock began trading on the New York Stock Exchange) and December 31, 2000 with the cumulative total return of (i) Standard & Poor's 500 Composite Index and (ii) the Russell 2000 Index. The graph assumes the investment of $100.00 on July 1, 1999 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, and assumes dividends are reinvested.

                 COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN
           AMONG THE YANKEE CANDLE COMPANY, INC., THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

[COMPARISON GRAPH]

--------------------------------------------------------------------------------
                                                      CUMULATIVE TOTAL RETURN
                                                   -----------------------------
                                                   7/1/99      12/99      12/00
--------------------------------------------------------------------------------
 THE YANKEE CANDLE COMPANY, INC.                   100.00      90.63      61.46
 S & P 500                                         100.00     107.71      97.90
 RUSSELL 2000                                      100.00     110.96     107.60

* $100 INVESTED ON 7/1/99 IN STOCK OR ON 6/30/99 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent accountants since May 1998. The Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for Fiscal 2001. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, billed the Company and its affiliates an aggregate of $299,262 in fees for professional services rendered in connection with the audit of the Company's financial statements for Fiscal 2000 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not bill the Company for any professional services rendered to the Company for Fiscal 2000 in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its local area network.

ALL OTHER FEES

     Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, billed the Company an aggregate of $81,718 in fees for other services rendered to the Company and its affiliates for Fiscal 2000, which services consisted entirely of tax-related services.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC proxy rules, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of its outstanding Common Stock to file with the SEC initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such beneficial ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, except as set forth in the following sentence the filing requirements of Section 16(a) were satisfied on a timely basis with respect to the Company's most recent fiscal year. Michael J. Kittredge inadvertently failed to file a Form 4 on a timely basis in connection with the purchase of 600 shares of the Company's Common Stock to be held in trust for his minor son. A Form 4 with respect to this purchase has since been filed.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 2001 in order to be considered for inclusion in the Company's proxy materials for the meeting.

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act).

     Stockholder nominations for election to the Company's Board of Directors must be received by the Company's Clerk not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such nomination must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder nominations with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     For all other matters, the stockholder notice must be received at the Company's principal executive offices not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such stockholder's notice must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder notices with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     The Company's by-laws also specify requirements relating to the content of such notices which stockholders must provide to the Clerk of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                             By Order of the Board of Directors

                                             ROBERT R. SPELLMAN
                                             Clerk

Whately, Massachusetts
April 27, 2001

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                                                         AUDIT COMMITTEE CHARTER

                        THE YANKEE CANDLE COMPANY, INC.
                               BOARD OF DIRECTORS

                            AUDIT COMMITTEE CHARTER

     The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

     In meeting its responsibilities, the audit committee is expected to:

      1. Provide an open avenue of communication between internal auditors, the independent accountant, and the board of directors.

      2. Review and update the committee's charter annually.

      3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

      4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

      5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

      6. Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

      7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

      8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

      9. Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     10. Consider and review with the independent accountant and the director of internal auditing:

     - The adequacy of the company's internal controls including computerized information system controls and security.

     - Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

     11. Review with management and the independent accountant at the completion of the annual examination:

     - The company's annual financial statements and related footnotes.

     - The independent accountant's audit of the financial statements and his or her report thereon.

     - Any significant changes required in the independent accountant's audit plan.

     - Any serious difficulties or disputes with management encountered during the course of the audit.

     - Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     12. Consider and review with management and the director of internal auditing:

     - Significant findings during the year and the management's responses thereto.

     - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     - Any changes required in the planned scope of their audit plan.

     - The internal auditing department budget and staffing.

     - The internal auditing department charter.

     - Internal auditing's compliance with The IIA's Standards for the Professional Practice of Internal Auditing (Standards).

     13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     14. Review with management, the independent accountant, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulators.

     15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

     16. Review with the director of internal auditing and the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

     17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

     18. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

     19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

     20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

     21. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     22. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     23. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                               DETACH HERE                                ZYANC2

                                     PROXY

                        THE YANKEE CANDLE COMPANY, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 13, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Robert R. Spellman and James A. Perley, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of The Yankee Candle Company, Inc. (the "Company") to be held on Wednesday, June 13, 2001 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or adjourned session the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

THE YANKEE CANDLE COMPANY, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398






                               DETACH HERE                                ZYANC1

PLEASE MARK
VOTES AS IN
THIS EXAMPLE. [X]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1.   To elect the following individuals as Class II Directors:

     NOMINEES: (01) Michael J. Kittredge, (02) Ronald L. Sargent

          FOR ALL NOMINEES                [ ]

          WITHHELD FROM ALL NOMINEES      [ ]

          For all nominees except as noted above  [ ]



2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

          FOR        AGAINST         ABSTAIN
          [ ]          [ ]             [ ]


     In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature:_______________ Date:__________ Signature:______________ Date:________